Exhibit 10.1
AMENDMENT NO. 1 TO
COMMON STOCK PURCHASE AGREEMENT
     This Amendment No. 1 to the Common Stock Purchase Agreement, dated as of February 9, 2010 (the “Amendment”), to the Common Stock Purchase Agreement dated as of February 19, 2008 (the “Purchase Agreement”) is entered into by and between OXiGENE, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Kingsbridge Capital Limited, an entity organized and existing under the laws of the British Virgin Islands (the “Investor”).
     1. Reference to the Purchase Agreement; Definitions. Reference is made to the Purchase Agreement and, specifically, to Section 10.6 thereof entitled, “Amendment; No Waiver.” Terms used in the Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.
     2. Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:
     a. The definition of “Commitment Period,” as set forth in Article I of the Purchase Agreement, entitled “Definitions,” is hereby deleted in its entirety and replaced with the following new definition:
“Commitment Period” means the period commencing on the Effective Date and expiring on the earliest to occur of (i) the date on which the Investor shall have purchased Shares pursuant to this Agreement for an aggregate purchase price equal to the Maximum Commitment Amount, (ii) the date this Agreement is terminated pursuant to Article VIII hereof, and (iii) May 15, 2012.
     b. The definition of “Draw Down Discount Price,” as set forth in Article I of the Purchase Agreement, entitled “Definitions,” is hereby deleted in its entirety and replaced with the following new definition:
“Draw Down Discount Price” means (i) 86% of the VWAP on any Trading Day during a Draw Down Pricing Period when the VWAP equals or exceeds $0.75 but is less than or equal to $1.24, (ii) 88% of the VWAP on any Trading Day during a Draw Down Pricing Period when the VWAP equals or exceeds $1.25 but is less than or equal to $2.40, (iii) 90% of the VWAP on any Trading Day during the Draw Down Pricing Period when VWAP exceeds $2.40 but is less than or equal to $5.50, (iv) 92% of the VWAP on any Trading Day during the Draw Down Pricing Period when VWAP exceeds $5.50 but is less than or equal to $9.00, (v) 94% of the VWAP on any Trading Day during the Draw Down Pricing Period when VWAP exceeds $9.00 but is less than or equal to $12.00, or (vi) 95% of the VWAP on any Trading Day during the Draw Down Pricing Period when VWAP exceeds $12.00.
     c. The definition of “Maximum Draw Down Amount,” as set forth in Article I of the Purchase Agreement, entitled “Definitions,” is hereby deleted in its entirety and replaced with the following new definition:
“Maximum Draw Down Amount” means the lesser of $10 million or either (i) 2.5% of the Company’s Market Capitalization at the time of the Draw Down, or (ii) the lesser of

(A) 3.75% of the Company’s Market Capitalization at the time of the Draw Down, and (B) the Alternative Draw Down Amount.
          d. Section 3.6(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following new Section 3.6(b):
“b. For each Trading Day during a Draw Down Pricing Period where the VWAP is less than the greater of (i) 85% of the Closing Price of the Company’s Common Stock on the Trading Day immediately preceding the commencement of such Draw Down Pricing Period, or (ii) $0.75, such Trading Day shall not be used in calculating the number of Shares to be issued in connection with such Draw Down, and the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one eighth (1/8th) of the initial Draw Down Amount specified in the Draw Down Notice. If trading in the Company’s Common Stock is suspended for any reason for more than three (3) consecutive or non-consecutive hours during any Trading Day during a Draw Down Pricing Period, such Trading Day shall not be used in calculating the number of Shares to be issued in connection with such Draw Down, and the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one eighth (1/8th) of the initial Draw Down Amount specified in the Draw Down Notice.”
     3. Miscellaneous. Except as otherwise set forth herein, the Purchase Agreement shall remain in full force and effect without change or modification. This Amendment shall be construed under the internal laws of the State of New York. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment shall bind and inure to the benefit of the parties and their respective successors and assigns.
(Remainder of page intentionally left blank. Signature page follows.)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Common Stock Purchase Agreement to be signed and delivered by their respective duly authorized representatives as of the date first written above.

KINGSBRIDGE CAPITAL LIMITED
By:	/s/ Antony Gardner-Hillman
Antony Gardner-Hillman, Director

OXiGENE, INC.
By:	/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer